Exhibit 10.17

Amended and Restated Assignment Agreement

THIS AMENDED AND RESTATED ASSIGNMENT AGREEMENT (“Assignment”), dated as of October 1, 2012, is made and entered into by and among M3 Ohio Gathering LLC, a Delaware limited liability company (“M3 Assignor”), Utica Gas Services, L.L.C., an Oklahoma limited liability company (“UGS Assignor”) on one hand (together the “Assignors”) and CGAS Properties, L.P., a Delaware limited partnership (“CGAS Assignee”) and Utica East Ohio Midstream L.L.C., a Delaware limited liability company (“Company Assignee”), on the other hand (together, the “Assignees”), and for purposes of Section 4 below only, Evervest Energy Institutional Fund IX, L.P., Evervest Energy Institutional Fund IX-WI, L.P., Evervest Energy Institutional Fund XI-A, L.P., Evervest Energy Institutional Fund XI-WI, L.P. and Belden and Blake Corporation (collectively, the “EV Consent Parties”). Assignors and Assignees may be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Assignors and CGAS Assignee are parties (“Members”) to that certain LLC Agreement of Utica East Ohio Midstream LLC dated as of March 9, 2012 (“LLC Agreement”);

WHEREAS, the Assignors desire to convey to CGAS Assignee and CGAS Assignee desires to assume from Assignors, the Membership Interests owned by M3 Assignor representing a 3.3% Sharing Ratio (as that term is defined in the LLC Agreement of the Company) in the Company and the Membership Interests owned by UGS Assignor representing a 9.7% Sharing Ratio in the Company (“Assigned Membership Interests”);

WHEREAS, the M3 Assignor is party to a gas gathering, processing, fractionation, and storage agreement with certain Affiliates of the CGAS Assignee (“Gas Contract”), and it desires to assign all of the Gas Contract (which includes all rights, titles, and interests in the Gas Contract and all equipment, facilities and contracts ancillary thereto) to the Company Assignee and Company Assignee desires to assume the same from the M3 Assignor;

WHEREAS, the M3 Assignor is party to a gas gathering services agreement with The East Ohio Gas Company d/b/a Dominion East Ohio, dated effective as of October 1, 2012 (“Gathering Contract”), and it desires to assign all of the Gathering Contract (which includes all rights, titles, and interests in the Gathering Contract and all equipment, facilities and contracts ancillary thereto) to the Company Assignee and Company Assignee desires to assume the same from the M3 Assignor;

WHEREAS, the Parties previously entered into an assignment agreement to govern the assignment of the Gas Contract and the Assigned Membership Interests as of October 1, 2012 (the “Prior Assignment”);

WHEREAS, the Parties desire that the Prior Agreement be amended and restated in its entirety and replaced by the terms of this Assignment; and

WHEREAS, each of, the EV Consent Parties has executed this assignment below to evidence its consent to the assignment of the Gas Contract, pursuant to Section 13.1 of the General Terms and Conditions thereof.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   Definitions. Capitalized terms used in this Assignment Agreement and not otherwise defined in the text of this Assignment shall have the meanings attributed to them in the LLC Agreement.

2.   Condition Precedent. Each of the assignment of the Assigned Membership Interests, the assignment the Gas Contract and the assignment of the Gathering Contract shall be effective and enforceable among the Parties, their successors and assigns, only upon the occurrence of any one or any combination of Access Midstream Partners, L.P.(or its affiliate), or Global Infrastructure Management, LLC (on behalf of one or more of its managed funds or related entities), or Chesapeake Energy Corporation (or its affiliate) entering into a transaction, on or before March 1, 2013, and the closing of such transaction to purchase in whole or in part the midstream gathering system(s) and associated infrastructure assets of Chesapeake Midstream Operating, L.L.C. or Chesapeake Midstream Development, L.L.C. or Utica Gas Services, L.L.C. whether by equity interest purchase, asset purchase, merger, consolidation, or otherwise (“Condition Precedent”).

3.   Assignment of Assigned Membership Interests. The Assignors transfer, assign, convey and deliver to the CGAS Assignee all of such Assignors’ rights, title, and interests in and to the Assigned Membership Interests by this instrument, and without the requirement of any further action of the Parties, simultaneously with, and upon the occurrence of the Condition Precedent. The percentage share of the Assigned Membership Interests to be assigned, conveyed, and delivered by Assignors to CGAS Assignee, and the resulting Sharing Ratios of the Members, are set forth on Schedule I to this Assignment.

4.   Assignment of the Gas Contract. The M3 Assignor transfers, assigns, conveys, and delivers to the Company Assignee all of the Gas Contract (which includes all rights, titles, and interests in and to the Gas Contract and all equipment, facilities or contracts ancillary thereto) by this instrument, and without the requirement of any further action of the Parties, simultaneously with, and upon the occurrence of the Condition Precedent. The Company Assignee accepts the transfer, assignment, conveyance and delivery of the M3 Assignor’s interest in the Gas Contract and all of the right, title and interest of the M3 Assignor in and to the Gas Contract and all equipment, facilities or contracts ancillary thereto and assumes all of the obligations of the M3 Assignor under the same, by this instrument, and without the requirement of any further action of the Parties, simultaneous with, and upon the occurrence of the Condition Precedent. The EV Consent Parties hereby consent to the transfer, assignment, conveyance and delivery of the M3 Assignor’s interest in the Gas Contract and all of the right, title and interest of the M3 Assignor in and to the Gas Contract and all equipment, facilities or contracts ancillary thereto to Company Assignee by this instrument, and without the requirement of any further action of the Parties, simultaneous with, and upon the occurrence of the Condition Precedent.

5.    Assignment of the Gathering Contract. The M3 Assignor transfers, assigns, conveys, and delivers to the Company Assignee all of the Gathering Contract (which includes all rights, titles, and interests in and to the Gathering Contract and all equipment, facilities or contracts ancillary thereto) by this instrument, and without the requirement of any further action of the Parties, simultaneously with, and upon the occurrence of the Condition Precedent. The Company Assignee accepts the transfer, assignment, conveyance and delivery of the M3 Assignor’s interest in the Gathering Contract and all of the right, title and interest of the M3 Assignor in and to the Gathering Contract and all equipment, facilities or contracts ancillary thereto and assumes all of the obligations of the M3 Assignor under the same, by this instrument, and without the requirement of any further action of the Parties, simultaneous with, and upon the occurrence of the Condition Precedent.

6.    Title. Each of the Assignors hereby represents and warrants to CGAS Assignee that it owns, and will own upon the occurrence of the Condition Precedent, good and valid title to the Assigned Membership Interests assigned by it hereunder, free and clear of all liens, claims and encumbrances of any kind. The M3 Assignor hereby represents and warrants to Company Assignee that it owns, and will own upon the occurrence of the Condition Precedent, all of and good and valid title to the interests of (a) “Processor” under the Gas Contract and (b) “Customer” under the Gathering Contract, in each case, free and clear of all liens, claims and encumbrances of any kind.

7.    Successors and Assigns. This Assignment is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns; provided, however, that no Member shall assign this Assignment except in conjunction with an assignment of all of its Membership Interests and Company shall not assign this Assignment except in conjunction with an assignment of all or substantially all of its assets.

8.    No Third Party Beneficiaries. Except as may be specifically set forth in this Assignment, nothing in this Assignment, whether express or implied, is intended to confer any rights or remedies under or by reason of this Assignment on any persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Assignment intended to relieve or discharge the obligation or liability of any third persons to any Party, nor give any third persons any right of subrogation or action against any Party.

9.    Governing Law. This Assignment and the transactions contemplated hereby will be governed by and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

10.   Further Assurances. The Parties agree to execute all instruments and to take all actions that are reasonably necessary to effect, or more fully document, the transactions contemplated hereby.

11.   Counterparts. This Assignment may be signed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.   Effective Date. This Assignment shall be effective on the date of the occurrence of the Condition Precedent (“Effective Date”).

13.   Supersession. This Assignment amend, restates, replaces and supersedes in its entirety the Prior Assignment, which shall no longer be of any force or effect.

Remainder of Page Intentionally Left Blank.

Signature Page Follows.

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date first written above, to be effective as of the Effective Date.

ASSIGNORS:

M3 Ohio Gathering LLC, a Delaware limited liability company

By:	/s/FRANK D. TSURU
Name:	Frank D. Tsuru
Title:	Manager

Utica Gas Services L.L.C., an Oklahoma limited liability company

By:	/s/J. MIKE STICE
Name:	J. Mike Stice
Title:	President

ASSIGNEES:

CGAS PROPERTIES, L.P. a Delaware limited partnership

By: EVCG GP, LLC, its general partner

By:	/s/MARK A. HOUSER
Name:	Mark A. Houser
Title:	President and CEO

Utica East Ohio Midstream LLC, a Delaware limited liability company

By:	/s/FRANK D. TSURU
Name:	Frank D. Tsuru
Title:	Manager/Attorney–in–Fact

Signature Page to Assignment of M3 Membership Interests

 Exhibit 10.17

EV Consent Parties:

ENERVEST ENERGY INSTITUTIONAL FUND IX, L.P.
ENERVEST ENERGY INSTITUTIONAL FUND IX-WI, L.P.
ENERVEST ENERGY INSTITUTIONAL FUND XI-A, L.P.
ENERVEST ENERGY INSTITUTIONAL FUND XI-WI, L.P.
each a Delaware limited partnership

By: EnerVest, Ltd., general partner of each of the above named entities

By: EnerVest Management GP, L.C., its general partner

By:	/s/MARK A. HOUSER
Name:	Mark A. Houser
Title:	Executive Vice President and COO

BELDEN AND BLAKE CORPORATION, an Ohio corporation

By:	/s/JAMES M. VANDERHIDER
Name:	James M. Vanderhider
Title:	President and CEO

SCHEDULE I

TO

ASSIGNMENT OF M3 AND UGS MEMBERSHIP INTERESTS

Assignor	Assignee(s)	Percentage of Assignor’s Membership Interest Assigned

M3 Ohio Gathering LLC	CGAS Properties, L.P.	9.9099%

Utica Gas Services, L.L.C.	CGAS Properties, L.P.	16.5247%

SHARING RATIOS UPON ASSIGNMENT OF M3 AND UGS MEMBERSHIP INTERESTS

Member	Sharing Ratio

M3 Ohio Gathering LLC	30%

Utica Gas Services, L.L.C. (or its successor or assign)	49%

CGAS Properties, L.P.	21%

TOTAL	100%

Schedule 1